THIS SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

SUBSCRIPTION AGREEMENT / DEBT SETTLEMENT
(Non-US Subscriber)

THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (the "Agreement") is entered into on this 31st day of January, 2022.

TO: **CARO HOLDINGS INC. (the "Company")**

Purchase of Common Shares

A. The Company is indebted to the Subscriber in the amount of **$135,378** (the "Outstanding Amount");

B. In lieu of receiving cash as payment of the Outstanding Amount and accrued interest, the Subscriber has agreed to accept **$135,378** (the "Subscription Proceeds") of the Outstanding Amount in shares in the capital of the Company as full payment of the Subscription Proceeds portion of the Outstanding Amount and accrued interest pursuant to the terms and conditions set forth in this Agreement, on the Closing Date as defined herein;

C. The Subscriber agrees to subscribe for 32,295,000 common shares in the capital stock of the Company (the "Shares"), for an aggregate cost representing the Subscription Proceeds; and

D. In lieu of receiving cash in payment of the Subscription Proceeds, the Company is willing to apply the Subscription Proceeds of the Outstanding Amount as payment of the Subscription Proceeds.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Subscription

1.1 On the basis of the representations and warranties and subject to the terms and conditions set forth herein the Subscriber hereby irrevocably subscribes for and agrees to purchase 32,285,000 Shares, at a deemed purchase price per Common Share of $0.0042 per share (the subscription and agreement to purchase being the **"Subscription"**), for an aggregate deemed Subscription Proceeds of $135,378.

1.2 On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company hereby irrevocably agrees to sell the Common Shares to the Subscriber.

1.3 Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company.

2. **Settlement of Indebtedness**

2.1 The Company and the Subscriber acknowledge that:

(a) the balance currently due from the Company to the Subscriber pursuant to the Outstanding Amount is an aggregate amount of $135,378; and

(b) As full and final payment of the Subscription Proceeds portion of the Outstanding Amount and accrued interest due to the Subscriber, and as payment of the Subscription Proceeds, the Company will on the Closing Date (as defined herein) cause to be issue to the Subscriber the Shares, as fully paid and non-assessable, and the Subscriber will accept the Shares as full and final payment of the Subscription Proceeds portion of Outstanding Amount, and any amount due shall be reduced accordingly.

3. **Release**

3.1 The Subscriber hereby agrees that upon delivery of the Shares by the Company in accordance with the provisions of this Agreement, such the Subscription Proceeds portion of the Outstanding Amount and accrued interest will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and their respective directors, officers, employees, successors, agents and assigns from any and all obligations relating to the the Subscription Proceeds portion of the Outstanding Amount and accrued interest.

4. **Closing**

4.1 The sale of the Common Shares shall be completed (the "**Closing**") at such date as the parties may agree upon (the "**Closing Date**").

5. **Documents Required from Subscriber**

5.1 The Subscriber must complete, sign and return to the Company prior to the Closing Date one executed copy of this Subscription Agreement.

5.2 The Subscriber shall complete, sign and return to the Company without undue delay, on request by the Company, any additional documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the OTC Markets Inc. and applicable law.

6. **Acknowledgements of Subscriber**

6.1 The Subscriber acknowledges and agrees that:

(a) none of the Shares have been or will be registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("**Regulation S**"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(b) the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act or any other securities legislation;

(c) the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable

resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and

(ii) applicable resale restrictions;

(d) none of the Common Shares are listed on any stock exchange and no representation has been made to the Subscriber that any of the Common Shares will become or remain listed on any stock exchange or automated dealer quotation system;

(e) none of the Shares may be offered or sold by the Subscriber to a U.S. Person (as defined in Section 7.2, below, or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period (as defined herein);

(f) neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(g) no documents in connection with the sale of the Shares hereunder have been reviewed by the SEC or any state securities administrators;

(h) the Subscriber is purchasing the Shares pursuant to an exemption from the registration and the prospectus requirements of applicable securities legislation on the basis that the Subscriber is not a resident of United States and, as a consequence:

(i) is restricted from using most of the civil remedies available under U.S. securities legislation,

(ii) may not receive information that would otherwise be required to be provided under U.S. securities legislation, and

(iii) the Company is relieved from certain obligations that would otherwise apply under U.S. securities legislation;

(i) the statutory and regulatory basis for the exemption claimed for the offer and sale of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

(j) this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

7. **<u>Representations, Warranties and Covenants of the Subscriber</u>**

7.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a) the Subscriber is not a U.S. Person;

(b) the Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(c) the Subscriber is resident in the jurisdiction set out under the "Name and Address" on the signature page of this Subscription Agreement and the sale of the Shares to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(d) the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(e) if the Subscriber is a corporation or other entity, the entering into of this Subscription Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(f) the Subscriber is acquiring the Shares as principal for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Shares, and it has not subdivided its interest in the Shares with any other person;

(g) the Subscriber is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Shares as principal for the Subscriber's own account for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Shares;

(h) the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment;

(i) the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time;

(j) the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of any of the Shares;

(k) the Subscriber understands and agrees that none of the Shares have been or will be registered under the 1933 Act or under any state securities or "blue sky" laws of any state of the United States and, unless so registered, may not be offered or sold in the United States or directly or indirectly to U.S. Persons, except in accordance with the provisions of Regulation S ("Regulation "S" promulgated under the 1933 Act, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(l) the Subscriber understands and agrees that offers and sales of any of the Shares prior to the expiration of a restricted period after the date of original issuance of the Shares (such period hereinafter referred to as the **"Distribution Compliance Period"**) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state securities laws;

(m) the Subscriber has not acquired the Shares as a result of, and it covenants that it will not itself engage in, any "directed selling efforts" (as defined in Regulation S) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or

otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(n) the Subscriber agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state securities laws;

(o) the Subscriber will indemnify the Company against, and will hold the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders harmless from, any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(p) the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(q) no person has made to the Subscriber any written or oral representations:

(i) that any person will resell or repurchase any of the Shares,

(ii) that any person will refund the purchase price of any of the Shares,

(iii) as to the future price or value of any of the Shares, or

(iv) that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system, except that the shares of common stock of the Company are quoted on the over-the-counter market operated by the OTC Markets.

7.2 In this Subscription Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S.

8. <u>Representations and Warranties will be Relied Upon by the Company</u>

8.1 The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to purchase the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the date of this Subscription Agreement and that they will survive the purchase by the Subscriber of the Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber thereof.

9. Resale Restrictions

9.1 The Subscriber acknowledges that any resale of any of the Shares will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee. The Subscriber acknowledges that the Shares have not been registered under the 1933 Act or the securities laws of any state of the United States and that none of the Shares may be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

9.2 The Subscriber acknowledges that restrictions on the transfer, sale or other subsequent disposition of the Shares by the Subscriber may be imposed by securities laws in addition to any restrictions referred to in Section 9.1 above, and, in particular, the Subscriber acknowledges and agrees that none of the Shares may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period.

10. Legending of Subject Shares

10.1 The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form:

> "THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT."

10.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

11. Costs

11.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

12. Governing Law

12.1 This Subscription Agreement is governed by the laws of the State of Nevada and the laws applicable therein.

13. Survival

13.1 This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

14. Assignment

14.1 This Subscription Agreement is not transferable or assignable.

15. Severability

15.1 The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

16. Entire Agreement

16.1 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

17. Notices

17.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

18. Counterparts and Electronic Means

18.1 This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

19. Delivery Instructions

19.1 The Subscriber hereby directs the Company to deliver a DRS statement or Book Entry confirmation for the Shares pursuant to this Subscription Agreement to:

Makati Corporate Office
28th Floor Cityland Pasong Tamo Tower U2807
2210 Chino Roces Avenue (Pasong Tamo)
Makati City, Philippines 1230

19.2 The Subscriber hereby directs the Company to cause the DRS statement or Book Entry confirmation for the Shares issued pursuant to this Subscription Agreement to be registered on the books of the Company as follows:

ROZH J. CARORO
Makati Corporate Office
28th Floor Cityland Pasong Tamo Tower U2807
2210 Chino Roces Avenue (Pasong Tamo)
Makati City, Philippines 1230

19.3 The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of the Shares as may be required for filing with the appropriate securities commissions and regulatory authorities.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.

Per: /s/. ____________
ROZH J. CARORO

ACCEPTANCE

The above-mentioned Subscription Agreement in respect of the Common Shares is hereby accepted by CARO HOLDINGS INC.

DATED as of the 31st day of January, 2022.

CARO HOLDINGS INC.

Per: /s/ ______________________

Authorized Signatory